As filed with the Securities and Exchange Commission on August 9, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT

Under the Securities Act of 1933

RBC BEARINGS INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	3562 (Primary Standard Industrial Classification Code number)	95-4372080 (I.R.S. Employer Identification No.)

One Tribology Center

Oxford, CT 06478

Telephone: (203) 267-7001

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Corporation Service Company

2711 Centerville Road

Suite 400

Wilmington, DE 19808

Telephone: (800) 927-9800

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Joshua N. Korff, Esq. Kirkland & Ellis LLP Citigroup Center 153 East 53rd Street New York, New York 10022-4611 (212) 446-4800	Valerie Ford Jacob, Esq. Stuart H. Gelfond, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 (212) 859-8000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

                If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

                If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

                Form S-1: 333-124824

                If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, par value $0.01 per share(2)	$14,500,000	$1,706.65

(1)                                  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)                                  Includes 1,000,000 shares of our Common Stock, par value $0.01 per share (“Common Stock”), which may be offered pursuant to this registration statement, which represents additional shares to be sold by Whitney RBHC Investor, LLC, a selling stockholder.  Such amount is in addition to the Common Stock previously registered pursuant to Registrant’s Registration Statement on Form S-1, File no. 333-124824.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

                This Registration Statement is being filed pursuant to Rule 462(b) (this “462(b) Registration Statement”) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-124824) filed by RBC Bearings Incorporated with the Securities and Exchange Commission (the “Commission”) on May 11, 2005, as amended by Amendment No. 1, dated June 26, 2005, Amendment No. 2 dated July 27, 2005, Amendment No. 3 dated August 4, 2005 and Amendment No. 4, dated August 8, 2005, including the exhibits thereto, which was declared effective by the Commission on August 9, 2005, is incorporated herein by reference.

                This 462(b) Registration Statement is being filed for the purpose of registering 1,000,000 shares of our common stock, par value $0.01 per share, which will be offered pursuant to this registration statement.  Such shares represent additional shares to be sold by Whitney RBHC Investor, LLC, a selling stockholder.

                We hereby certify to the Securities and Exchange Commission that:

* We have instructed our bank to pay the Securities and Exchange Commission the filing fee set forth on the cover page of this registration statement by a wire transfer of that amount to the account of the Securities and Exchange Commission at Mellon Bank as soon as practicable (but no later than the close of business on August 10, 2005).

* we will not revoke those instructions;

* we have sufficient funds in the relevant account to cover the amount of the filing fee; and

* we will confirm receipt of the instructions by our bank during the bank’s regular hours of business on August 10, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this 462(b) Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oxford, Connecticut on August 9, 2005.

RBC BEARINGS INCORPORATED

By:	/s/ DANIEL A. BERGERON
	Name:	Daniel A. Bergeron
	Title:	Chief Financial Officer

                Pursuant to the requirements of the Securities Act, this 462(b) Registration Statement has been signed by the following persons in the capacities indicated on August 9, 2005.

Signature	Title

*	Chief Executive Officer
Dr. Michael J. Hartnett	(Principal Executive Officer and Chairman)

/s/ DANIEL A. BERGERON	Chief Financial Officer
Daniel A. Bergeron	(Principal Financial and Accounting Officer)

Director
Robert Anderson

*	Director
Richard R. Crowell

*	Director
William P. Killian

*	Director
Michael Stone

*	Director
Dr. Amir Faghri

*By:	/s/ DANIEL A. BERGERON
Daniel A. Bergeron
as attorney-in-fact

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ITEM 16. EXHIBITS.

The exhibits filed as part of this Registration Statement are as follows:

EXHIBIT
NUMBER	DESCRIPTION

5.1	Opinion of Counsel

23.1	Consent of Accountants

23.2	Consent of Kirkland & Ellis LLP*

24.1	Power of Attorney (incorporated by reference to Registration Statement on Form S-1 (File No.333-124824) filed May 11, 2005, as amended).

* Included in Exhibit 5.1.

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